Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-216833) of T2 Biosystems, Inc.,
(2)	Registration Statement (Form S-3 No. 333-227847) of T2 Biosystems, Inc.,
(3)

Registration Statement (Form S-8 No. 333-197946) pertaining to the Amended and Restated 2006 Employee, Director and Consultant Stock Plan, 2014 Incentive Award Plan, and the 2014 Employee Stock Purchase Plan of T2 Biosystems, Inc., and

(4)

Registration Statement (Form S-8 No. 333-227850) pertaining to the T2 Biosystems, Inc. 2014 Incentive Award Plan, T2 Biosystems, Inc. 2014 Employee Stock Purchase Plan, and T2 Biosystems, Inc. Inducement Award Plan

of our report dated March 19, 2018, (except for the effects of the adoption of ASU 2016-18 as discussed in Note 2, as to which the date is March 14, 2019) with respect to the consolidated financial statements of T2 Biosystems, Inc. included in this Annual Report (Form 10-K) of T2 Biosystems, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 16, 2020